As filed with the U.S. Securities and Exchange Commission on October 19, 2006
                                                      Registration No. 333-18829

 =============================================================================
                          U.S. SECURITIES AND EXCHANGE
                           COMMISSION Washington, D.C.
                                      20549

                              --------------------

                   Post-Effective Amendment No. 3 on Form S-3

                                       to

                                    Form S-1

       REGISTRATION STATEMENT ON FORM S-3 UNDER THE SECURITIES ACT OF 1933

                              --------------------

                           Titanium Metals Corporation
             (Exact name of registrant as specified in its charter)

                              TIMET Capital Trust I
             (Exact name of registrant as specified in its charter)

        DELAWARE                    3339                       13-5630895
    (State or other        (Primary Standard Industrial      (I.R.S. Employer
    jurisdiction of          Classification Code Number)    Identification No.)
     incorporation or
     organization)

                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697
                            TELEPHONE: (972) 233-1700
               (Address, including zip code, and telephone number,
             including area code, of Registrant's principal offices)

                            A. ANDREW R. LOUIS, ESQ.
                     SECRETARY AND ASSOCIATE GENERAL COUNSEL
                              THREE LINCOLN CENTER
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697
                            TELEPHONE: (972) 233-1700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: May 14, 1997.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]

=============================================================================

                                EXPLANATORY NOTE

     Titanium Metals Corporation, a Delaware corporation ("TIMET"), filed a Registration Statement on Form S-1 (Reg. No. 333-18829) with the U.S. Securities and Exchange Commission on December 12, 1996, which Registration Statement was amended by two pre-effective amendments, a post-effective amendment no. 1 and a post effective amendment no. 2 on Form S-3 to the Registration Statement on Form S-1 and three prospectus supplements filed under Rule 424(b)(3) promulgated under the Securities Act of 1933, as amended (collectively, the "Registration Statement"). The Registration Statement registered 4,025,000 6-5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (the "BUCS"), liquidation preference $50 per BUCS, which represented undivided beneficial ownership interests in the assets of TIMET Capital Trust I, a statutory business trust formed under the laws of the state of Delaware, and the shares of the common stock, par value $0.01 per share (the "Common Stock"), of TIMET issuable upon conversion of the BUCS.

     On July 30, 2004, TIMET commenced an exchange offer pursuant to a Registration Statement on Form S-4 (Reg. No. 333-114218) to exchange 4,024,820 shares of its 6-3/4% Series A Convertible Preferred Stock, par value $0.01 per share, for all of the then outstanding 4,024,820 BUCS. At the close of the exchange offer on August 31, 2004, approximately 3,909,103 BUCS (approximately 97.1% of the issued and outstanding BUCS) had been tendered for exchange. At that time, approximately 115,717 BUCS not tendered for exchange remained outstanding.

     On March 3, 2006, TIMET called all of the outstanding BUCS for redemption. Subsequent to March 3, 2006 and through March 20, 2006, 113,400 of the then outstanding 113,467 BUCS were converted into shares of Common Stock. On March 24, 2006, TIMET redeemed the remaining 67 BUCS for cash.

     On March 27, 2006, the TIMET Capital Trust I, the issuer of the BUCS, filed a certificate of cancellation of statutory trust with the Secretary of State of the state of StateplaceDelaware that cancelled the trust. As of July 20, 2006, TIMET and JPMorgan Chase Bank, National Association, as successor trustee under the TIMET Capital Trust I, entered into a satisfaction and discharge of the Indenture dated as of November 20, 1996 pursuant to which the trust had issued the BUCS.

     As a result of the foregoing:

     o    there are no BUCS outstanding

     o there are no shares of Common Stock issuable upon conversion of the BUCS

     o there are no BUCS or shares of Common Stock to deregister under the Registration Statement

     o    the TIMET Capital Trust I has been cancelled; and

     o    the offering evidenced by the Registration Statement has terminated.

The filing of this Post-Effective Amendment No. 3 on Form S-3 to Form S-1 -- Registration Statement on Form S-3 is to evidence the termination of the registration of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Titanium Metals Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 3 on Form S-3 to Form S-1 -- Registration Statement on Form S-3 and has duly caused this post effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on October 19, 2006.


                                            TITANIUM METALS CORPORATION




                                            By:    /s/ Scott E. Sullivan
                                                   ---------------------------
                                                   Scott E. Sullivan
                                                   Vice President and Controller

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 3 on Form S-3 to Form S-1 -- Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

          Signature                                          Title                            Date
---------------------------------                     ---------------------             -------------------



/s/ Harold C. Simmons                                 Chairman of the Board             October 19, 2006
----------------------------
Harold C. Simmons




/s/ Steven L. Watson                                  President and Chief Executive     October 19, 2006
----------------------------                          Officer and Director (Principal
Steven L. Watson                                      Executive Officer)




/s/ Bobby D. O'Brien                                  Executive Vice President          October 19, 2006
----------------------------                          Finance and Chief Financial
Bobby D. O'Brien                                      Officer (Principal Financial
                                                      Officer)




/s/ Scott E. Sullivan                                 Vice President and Controller     October 19, 2006
----------------------------                          (Principal Accounting Officer)
Scott E. Sullivan




/s/ Keith R. Coogan                                   Director                          October 19, 2006
----------------------------
Keith R. Coogan




/s/ Norman N. Green                                   Director                          October 10, 2006
----------------------------
Norman N. Green



/s/ Glenn R. Simmons                                  Director                          October 19, 2006
----------------------------
Glenn R. Simmons




/s/ Thomas P. Stafford                                Director                          October 19, 2006
-------------------------
Thomas P. Stafford




/s/ Paul J. Zucconi                                   Director                          October 19, 2006
-------------------------
Paul J. Zucconi